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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): APRIL 1, 2001



                       FIRST FORTIS LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)




     NEW YORK                       33-71690                    13-2699219
 (State or other            (Commission File Number)          (IRS Employer
   jurisdiction                                            Identification  No.)
of incorporation)


             308 Maltbie Street, Suite 200, Syracuse, New York 13204
                    (Address of Principal Executive Offices)

                                 (315) 451-0066
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

      On April 1, 2001, Fortis, Inc. completed the sale (the "Sale") of its Fortis Financial Group division (the "Division") to The Hartford Financial Services Group ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies (including variable universal life insurance policies) and all annuity contracts (collectively, the "Insurance Contracts") written by First Fortis Life Insurance Company (the "Company"). Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund (the "Fund").

      To effect the sale as it relates to the Company, Hartford Life Insurance Company, an indirect wholly owned subsidiary of The Hartford, reinsured the Insurance Contracts on a 100% coinsurance basis and agreed to administer the Insurance Contracts going forward. Also as part of the Sale, Hartford Life and Accident Insurance Company purchased 100% of the outstanding stock of Fortis Advisers, Inc. ("Fortis Advisers"), which is the investment adviser for the Fund. The Sale also included 100% of the outstanding stock of Fortis Investors, Inc., which is a wholly owned subsidiary of Fortis Advisers and acts as principal distributor for the Fund. Fortis and the Company received in connection with the Sale aggregate cash consideration of approximately $1.15 billion from The Hartford and its affiliates.
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ITEM 7.  FINANCIAL STATEMENTS

(a)   Financial Statements of Business Acquired

      Not applicable.

(b)   Pro Forma Financial Information

      Not applicable.

(c)   Exhibits

      Not applicable
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST FORTIS LIFE INSURANCE COMPANY
                                                 (Registrant)



Date:  April 16, 2001               By:  /s/ Larry Cains
                                        ____________________
                                        Treasurer
                                       (Principal Financial Officer and Chief
                                       Accounting Officer)